[ARTICLE] 5
[LEGEND]
Registrant is a limited partnership which invests in real estate and real estate joint venture. In accordance with industry practice, its balance sheet is unclassifed. For full information, refer to the accompanying unaudited financial statements.

[PERIOD-TYPE]                   9-MOS
[FISCAL-YEAR-END]                          DEC-31-2000
[PERIOD-END]                               SEP-30-2000
[CASH]                                       5,832,032
[SECURITIES]                                         0
[RECEIVABLES]                                  498,462
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                                     0
[PP&E]                                               0
[DEPRECIATION]                                       0
[TOTAL-ASSETS]                              18,688,687<F1>
[CURRENT-LIABILITIES]                                0
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                             0
[OTHER-SE]                                  18,418,505<F2>
[TOTAL-LIABILITY-AND-EQUITY]                18,688,687<F3>
[SALES]                                              0
[TOTAL-REVENUES]                            28,616,736<F4>
[CGS]                                                0
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                             1,457,643
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                             27,159,093
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                         27,159,093
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                27,159,093
[EPS-BASIC]                                       3.04<F5>
[EPS-DILUTED]                                        0

<F1>In addition to cash and receivables, total assets include net investments in real estate of $10,507,326 and an investment in joint venture of $1,850,867.
<F2>Represent partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $270,182.
<F4>Total revenue includes rent of $1,497,334 equity in earnings of joint venture of $26,759,175, loss on sale of real estate of $15,301 and interest and other revenue of $375,528.
<F5>Represents net income per Unit of limited partnership interest.